Exhibit 99.1

TransDigm Group Announces Successful Completion of Incremental Term Loan and Notes Offering; a Special Cash Dividend of $25.00 Per Share; and the Purchase of a Portion of its 7.75% Senior Subordinated Notes due 2018

Cleveland, Ohio, June 5, 2014/PRNewswire / — TransDigm Group Incorporated (“TransDigm Group”) (NYSE: TDG) announced today that on June 4, 2014, its wholly-owned subsidiary, TransDigm Inc. (the “Company”), received the funding of an additional incremental term loan of $825 million at a current interest rate of approximately 3.8% and that it has successfully completed its previously announced private offering of $2.350 billion (the “Offering”) aggregate principal amount of senior subordinated notes, consisting of $1.150 billion aggregate principal amount of 6.0% Senior Subordinated Notes due 2022 (the “2022 Notes”) and $1.200 billion aggregate principal amount of 6.5% Senior Subordinated Notes due 2024 (together with the 2022 Notes, the “Notes”).

TransDigm Group also announced that its board of directors has authorized and declared a special cash dividend of $25.00 on each outstanding share of common stock and cash dividend equivalent payments under certain of its stock option plans. The record date for the special dividend is June 16, 2014, and the payment date for the dividend is June 26, 2014.

W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer, stated, “Our regularly stated goal is to give our shareholders returns similar to well performing private equity funds while providing the liquidity of a public market. This special dividend is part of our ongoing efforts to actively manage our balance sheet as part of our program to meet that goal. We believe the credit market conditions are quite favorable and provide us with an unusually good opportunity to again accelerate returns to our shareholders. Additionally, due to these strong market conditions, we were able to reduce our overall average interest rate, increase our revolver, extend maturities and make other favorable revisions to our credit agreement. The combination of current cash on hand of approximately $750 million, net of expected dividend related payments and refinancing fees; an undrawn revolver of approximately $410; additional capacity under our amended credit agreement; and our typically strong quarterly cash generation, should allow us adequate financial capacity to meet our likely range of operating and acquisition needs.”

The Company also announced it has accepted for purchase approximately $1.209 billion aggregate principal amount of its 7.75% Senior Subordinated Notes due 2018 (the “2018 Notes”) representing all that were validly tendered and not validly withdrawn at or prior to 5:00 p.m. New York City time, on May 22, 2014 (the “Consent Expiration”) pursuant to the Company’s previously announced cash offers to purchase and consent solicitations (the “Tender Offer”) for any and all of its outstanding 2018 Notes.

The Company used approximately $1.35 billion of the net proceeds from the Offering to fund the purchase of the 2018 Notes and the related consent payments. The Company expects to use a portion of the remaining net proceeds of the Offering to fund the purchase price of any additional 2018 Notes that are validly tendered pursuant to the Tender Offer and to redeem any and all of the 2018 Notes that remain outstanding following the consummation of the Tender Offer. On June 4, 2014, the Company issued a notice of redemption with respect to any and all of its 2018 Notes that remain outstanding following the expiration of the Tender Offer.

The Company also received sufficient consents to approve the proposed amendments to the indenture governing the 2018 Notes (the “Indenture”) that, among other modifications, eliminate substantially all of the restrictive covenants and certain events of default in the Indenture. The Company and the trustee of the 2018 Notes have entered into a supplemental indenture implementing these amendments, which became operative on June 4, 2014.

The Tender Offer remains open and expires at 9:00 a.m. New York City time, on June 9, 2014, unless extended or earlier terminated (such time and date, as the same may be extended, (the “Expiration Time”). Holders who validly tender, and do not validly withdraw, their 2018 Notes after the Consent Expiration and prior to the Expiration Time will be eligible to receive the tender offer consideration of $1,046.69 per $1,000 principal amount of the 2018 Notes, but will not receive the consent payment of $30.00 per $1,000 principal amount of 2018 Notes.

The Notes and related guarantees were offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act of 1933 (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act, applicable state securities or blue sky laws and foreign securities laws.

This press release is for informational purposes only and does not constitute a notice of redemption under the 2018 Notes or an offer to buy or the solicitation of an offer to sell with respect to any securities. The Tender Offer is not being made in any state or foreign jurisdiction in which the making or acceptance thereof would not be in compliance with the securities laws of any such state or foreign jurisdiction. The Tender Offer is only being made pursuant to the terms of the Offer to Purchase.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this press release in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces, lighting and control technology and military personnel parachutes and cargo delivery systems.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the conditions of the debt markets; interest rate changes; the Company’s compliance with its debt covenants; local, regional, national and international economic conditions; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update any forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
(216) 706-2945
ir@transdigm.com